Exhibit 99.1

FOR IMMEDIATE RELEASE:	Investor Relations contact:
Tel: 415-278-7933
investor_relations@gymboree.com

Media Relations contact:
Tel: 415-278-7493
media_relations@gymboree.com

The Gymboree Corporation Reports First Quarter of Fiscal 2015 Results

•	Net Sales of $276.1 million, increased 1.5% compared to the first quarter of fiscal 2014

•	Comparable sales (including online sales) were flat during the first quarter of fiscal 2015

•	Adjusted EBITDA was $15.6 million for the first quarter of fiscal 2015 compared to $22 million for the first quarter of fiscal 2014

San Francisco, Calif., June 9, 2015 – The Gymboree Corporation (the “Company”) today reported consolidated financial results for the first fiscal quarter ended May 2, 2015.

First Quarter Results (13-weeks ended May 2, 2015 versus 13-weeks ended May 3, 2014)

•	Net sales were $276.1 million, compared to $272.0 million in the first quarter of fiscal 2014;
•	Comparable sales (including online stores) were flat;
•	Gross profit was $105.4 million, or 38.2% of net sales, compared to $108.4 million, or 39.8% of net sales, for the first quarter of fiscal 2014;
•	Adjusted gross profit was $107.1 million, or 38.8% of net sales, compared to $110.2 million, or 40.5% of net sales, for the first quarter of fiscal 2014.
•	SG&A expense was $104.7 million, or 37.9% of net sales, compared to $102.3 million, or 37.6% of net sales, in the first quarter of fiscal 2014;
•	Adjusted SG&A expense was $101.1 million, or 36.6% of net sales, compared to $101.8 million, or 37.4% of net sales, in the first quarter of fiscal 2014.
•	Adjusted EBITDA, defined as net loss attributable to The Gymboree Corporation before interest, income taxes and depreciation and amortization, adjusted for other items as described below, was $15.6 million compared to $22.0 million for the first quarter of fiscal 2014;

•	Adjusted EBITDA is estimated to be negatively impacted by approximately $6 million in the first quarter as a result of the west coast port slowdown; and
•	Net loss attributable to The Gymboree Corporation for the quarter was $23 million compared to $13.4 million for the same quarter of fiscal 2014.

Adjusted EBITDA, Adjusted gross profit and Adjusted SG&A expense are not financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). For a description of Adjusted EBITDA and a reconciliation of these measures to GAAP measures, see “Non-GAAP Financial Measures” below and Exhibit D of this press release.

Balance Sheet Highlights

•	As of the end of the first quarter of fiscal 2015, there were $42.0 million in borrowings outstanding under the Company’s $225 million asset-backed loan facility and approximately $90.8 million of undrawn availability after being reduced by letters of credit of $38.1 million.
•	Capital expenditures were $3.1 million during the first quarter of fiscal 2015.
•	Inventory balances at the end of the first quarter of fiscal 2015 were $208.9 million, compared to $170.4 million at the end of the first quarter of fiscal 2014. On a per square foot basis, inventory cost was up 23% over the first quarter of fiscal 2014. Inventory units were up on a similar percentage basis.
•	On May 5, 2015, the Company entered into an agreement to sell and lease-back its distribution center located in Dixon, California. Net proceeds received from the sale were $25.9 million.

Fiscal 2015 Business Outlook

The Company’s fiscal 2015 outlook is based on the current economic environment trends, as well as management expectations for the remainder of the year.

For the full year, the Company continues to expect Adjusted EBITDA to be in the range of $95 million to $105 million, which includes the net impact to Adjusted EBITDA of approximately $10 million to $12 million resulting from the west coast port slowdown in the first half of the year. Based on this guidance, the Company expects to have sufficient liquidity during fiscal 2015 to service its debt and invest in the business to drive long-term growth.

Stores

During fiscal 2015, the Company continues to plan to open approximately 12 stores and expects to close approximately 30 to 40 stores.

Capital Expenditures

During fiscal 2015, the Company continues to anticipate spending approximately $25 million to $30 million for capital expenditures.

Non-GAAP Financial Measures

The Company defines "Adjusted EBITDA" as net loss attributable to The Gymboree Corporation before interest, income taxes, and depreciation and amortization ("EBITDA") adjusted for other items including, non-cash share-based compensation, loss on disposal/impairment of assets and sponsor management fees and expenses, as well as the impact of purchase accounting adjustments resulting from the Acquisition and other non-recurring or unusual items. The Company is likely to exclude these items from Adjusted EBITDA in the future and may also exclude other similar items, the effect of which is uncertain but may be significant in amount. The determination of the amounts that are excluded from non-GAAP financial measures is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts.

Adjusted EBITDA is a non-GAAP measure but is considered an important supplemental measure of the Company's performance and is believed to be used frequently by securities analysts, investors and other interested parties in the evaluation of similar retail companies. Adjusted EBITDA is not a presentation made in accordance with GAAP and the Company's computation of Adjusted EBITDA may vary from others in the industry. Adjusted EBITDA should not be considered an alternative to operating income or net income, as a measure of operating performance or cash flow, or as a measure of liquidity. Adjusted EBITDA has important limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP (see Exhibit D for a reconciliation of Adjusted EBITDA to net loss attributable to The Gymboree Corporation).

The live broadcast of the discussion of first quarter fiscal 2015 financial results and fiscal 2015 business outlook will be available to interested parties at 2:00 p.m. PT (5:00 p.m. ET) on Tuesday, June 9, 2015. To listen to the live broadcast over the internet, please log on to www.gymboree.com, click on "Company Information" at the bottom of the page; go to "Investor & Media" and then "Conference Calls & Webcasts." A replay of the call will be available two hours after the broadcast through midnight PT, June 23, 2015, at 855-859-2056, passcode 43206077.

About The Gymboree Corporation

The Gymboree Corporation's specialty retail brands offer unique, high-quality products delivered with personalized customer service. As of May 2, 2015, the Company operated a total of 1,322 retail stores: 607 Gymboree® stores (553 in the United States, 48 in Canada, 1 in Puerto Rico and 5 in Australia), 170 Gymboree Outlet stores (169 in the United States and 1 in Puerto Rico), 150 Janie and Jack® shops and 395 Crazy 8® stores in the United States. The Company also operates online stores at www.gymboree.com, www.janieandjack.com and www.crazy8.com, and offers directed parent-child developmental play programs at 704 franchised and Company-operated Gymboree Play & Music® centers in the United States and 41 other countries.

Forward-Looking Statements

The foregoing financial information for the first quarter of fiscal 2015 is unaudited and subject to quarter-end and year-end adjustments. This press release includes forward-looking statements, including statements relating to The Gymboree Corporation's anticipated future financial performance, especially those set forth under the heading "Fiscal 2015 Business Outlook". These forward-looking statements generally can be identified by the use of words such as "anticipate," "expect," "plan," "could," "may," "will," "believe," "estimate," "forecast," "goal," "project," and other words of similar meaning. Each forward-looking statement contained in this press release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. The Company presently considers the following risks and uncertainties to be important factors that could cause actual results to differ materially from the Company's expectations: the recent disruptions in the west coast ports and the timing of the ports resuming normal operations, ongoing volatility in the commodities markets, uncertainties relating to high levels of consumer debt and general economic conditions, volatility in the financial markets, potential data breaches of the Company’s or the Company’s vendors or suppliers computer networks, the Company's ability to anticipate and timely respond to changes in trends, consumer preferences and customer reactions to new merchandise (particularly given the Company’s need to build up inventory significantly in advance of potential product sales), competitive market conditions, including promotional activities of the Company’s competitors, success in meeting the Company's delivery targets, gross margin achievement, the Company's ability to appropriately manage inventory, effects of future embargos from countries used to source product, the Company's ability to attract and retain key personnel and other qualified team members, the limited data available in the future upon which to base its expectations for stabilizing sales trends, and other factors, including those discussed under "Risk Factors" in "Item 1A. Risk Factors," of the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2015, filed with the Securities and Exchange Commission ("SEC") on May 1, 2015. The Company cautions investors to carefully consider the risks associated with, and not to place considerable reliance on, the forward-looking statements contained in this press release. The forward-looking statements in this press release speak only as of the date of this document, and the Company undertakes no obligation to update or revise any of these statements.

Gymboree, Janie and Jack, Crazy 8, and Gymboree Play & Music are registered trademarks of The Gymboree Corporation.

###

EXHIBIT A

THE GYMBOREE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands)

(Unaudited)

	13 Weeks Ended
	May 2, 2015	May 3, 2014
Net sales:
Retail	$261,732	$259,124
Gymboree Play & Music	8,648	6,832
Retail Franchise	5,689	6,054
Total net sales	276,069	272,010
Cost of goods sold, including buying and occupancy expenses	(170,712)	(163,652)
Gross profit	105,357	108,358
Selling, general and administrative expenses	(104,710)	(102,290)
Operating income	647	6,068
Interest income	19	47
Interest expense	(21,076)	(20,374)
Other expense, net	(110)	(368)
Loss before income taxes	(20,520)	(14,627)
Income tax expense	(1,960)	(376)
Net loss	(22,480)	(15,003)
Net (income) loss attributable to noncontrolling interest	(545)	1,572
Net loss attributable to The Gymboree Corporation	$(23,025)	$(13,431)

EXHIBIT B

THE GYMBOREE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	May 2,	January 31,	May 3,
	2015	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$22,363	$18,520	$24,773
Accounts receivable	25,515	25,248	22,394
Merchandise inventories	208,908	198,337	170,411
Prepaid income taxes	2,759	2,599	2,986
Prepaid expenses	18,561	6,821	18,623
Deferred income taxes	7,263	6,824	14,236
Total current assets	285,369	258,349	253,423

Property and equipment, net	176,400	182,431	203,476
Goodwill	374,308	373,834	758,777
Other intangible assets, net	342,816	343,552	559,003
Deferred financing costs	23,984	25,622	30,754
Other assets	3,683	4,155	10,288

Total assets	$1,206,560	$1,187,943	$1,815,721

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
Current liabilities:
Accounts payable	$105,426	$87,032	$73,345
Accrued liabilities	106,669	94,805	107,648
Line of credit borrowings	42,000	33,000	10,000
Current obligation under capital lease	565	552	515
Total current liabilities	254,660	215,389	191,508

Long-term liabilities:
Long-term debt	1,114,127	1,114,048	1,113,817
Long-term obligation under capital lease	2,704	2,850	3,269
Lease incentives and other liabilities	52,858	53,677	50,534
Unrecognized tax benefits	5,151	5,048	6,304
Deferred income taxes	129,865	129,196	215,232
Total liabilities	1,559,365	1,520,208	1,580,664

Stockholders' (deficit) equity	(352,805)	(332,265)	235,057

Total liabilities and stockholders' (deficit) equity	$1,206,560	$1,187,943	$1,815,721

EXHIBIT C

THE GYMBOREE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	13 Weeks Ended
	May 2, 2015	May 3, 2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(22,480)	$(15,003)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	10,700	11,178
Amortization of deferred financing costs and accretion of original issue discount	1,886	1,776
Interest rate cap contracts - adjustment to market	778	461
(Gain) loss on disposal/impairment of assets	(539)	359
Deferred income taxes	264	(33)
Share-based compensation expense	720	1,276
Other	(198)	18
Change in assets and liabilities:
Accounts receivable	(168)	(553)
Merchandise inventories	(10,958)	4,776
Prepaid income taxes	(154)	(1,013)
Prepaid expenses and other assets	(11,739)	1,087
Accounts payable	18,375	(28,602)
Accrued liabilities	11,350	8,897
Lease incentives and other liabilities	(476)	693
Net cash used in operating activities	(2,639)	(14,683)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(3,140)	(9,353)
Proceeds from sale of assets	353	-
Other	8	(56)
Net cash used in investing activities	(2,779)	(9,409)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from ABL facility	130,000	78,000
Payments on ABL facility	(121,000)	(68,000)
Payments on capital lease	(133)	(121)
Net cash provided by financing activities	8,867	9,879
Effect of exchange rate fluctuations on cash and cash equivalents	394	(443)
Net increase (decrease) in cash and cash equivalents	3,843	(14,656)
CASH AND CASH EQUIVALENTS:
Beginning of period	18,520	39,429
End of period	$22,363	$24,773

EXHIBIT D

THE GYMBOREE CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(In thousands)

(Unaudited)

ADJUSTED EBITDA:

The Company defines "Adjusted EBITDA" as net income (loss) attributable to The Gymboree Corporation before interest expense, interest income, income tax expense/benefit, and depreciation and amortization ("EBITDA") adjusted for other items, including non-cash share-based compensation, loss on disposal/impairment of assets, sponsor management fees and expenses, as well as the impact of purchase accounting adjustments resulting from the acquisition of the Company by investment funds sponsored by Bain Capital Partners, LLC (the "Acquisition"), non-recurring and unusual items.

Adjusted EBITDA is not a performance measure under U.S. generally accepted accounting principles ("GAAP"), but is considered an important supplemental measure of the Company's performance and is believed to be used frequently by securities analysts, investors and other interested parties in the evaluation of similar retail companies. Adjusted EBITDA is not a presentation made in accordance with GAAP and the Company's computation of Adjusted EBITDA may vary from others in the industry. Adjusted EBITDA should not be considered an alternative to operating income or net income, as a measure of operating performance or cash flow, or as a measure of liquidity. Adjusted EBITDA has important limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP.

The table below provides a reconciliation of net loss attributable to The Gymboree Corporation to Adjusted EBITDA:

	13 Weeks Ended
	May 2, 2015	May 3, 2014

Net loss attributable to The Gymboree Corporation	$(23,025)	$(13,431)
Reconciling items (a):
Interest expense	21,076	20,374
Interest income	(7)	(52)
Income tax expense	1,305	599
Depreciation and amortization (b)	10,295	10,786
Non-cash share-based compensation expense	720	1,276
Loss on disposal/impairment on assets	133	330
Acquisition-related adjustments (c)	3,234	2,944
Other (d)	1,866	(795)
Adjusted EBITDA	$15,597	$22,031

(a) Excludes amounts related to noncontrolling interest, which are already excluded from net loss attributable to The Gymboree Corporation.

(b) Includes the following:
Amortization of intangible assets (impacts SG&A)	$384	$384
Amortization of below and above market leases (impacts COGS)	(133)	(247)
	$251	$137

(c) Includes the following:
Additional rent expense recognized due to the elimination of deferred rent and construction allowances in purchase accounting (impacts COGS)	$1,886	$2,068
Sponsor fees, legal and accounting, as well as other costs incurred as a result of the Acquisition or refinancing (impacts SG&A)	1,348	876
	$3,234	$2,944

(d) Other is comprised of restructuring charges in the first quarter of fiscal 2015 and 2014 and a non-recurring change in reserves in the first quarter of fiscal 2014.

OTHER NON-GAAP FINANCIAL MEASURES:

	13 Weeks Ended
	May 2, 2015	May 3, 2014

Gross profit as reported	$105,357	$108,358
Acquisition-related adjustments	1,753	1,821
Adjusted gross profit excluding Acquisition-related adjustments (non-GAAP measure)	$107,110	$110,179

	13 Weeks Ended
	May 2, 2015	May 3, 2014

SG&A as reported	$(104,710)	$(102,290)
Acquisition-related adjustments	1,732	1,260
Other adjustments	1,866	(795)
	3,598	465
Adjusted SG&A excluding Acquisition-related and other adjustments (non-GAAP measure)	$(101,112)	$(101,825)

EXHIBIT E

THE GYMBOREE CORPORATION

CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS

(In thousands)

(Unaudited)

	For the 13 Weeks Ended May 2, 2015
	Balance Before
	Consolidation of VIEs	VIEs*	Eliminations	As Reported
Net sales	$270,138	$8,611	$(2,680)	$276,069
Cost of goods sold, including buying and occupancy expenses	(169,562)	(2,227)	1,077	(170,712)
Gross profit	100,576	6,384	(1,603)	105,357
Selling, general and administrative expenses	(100,988)	(5,173)	1,451	(104,710)
Operating (loss) income	(412)	1,211	(152)	647
Other non operating expense	(21,157)	(10)	-	(21,167)
(Loss) income before income taxes	(21,569)	1,201	(152)	(20,520)
Income tax expense	(1,304)	(656)	-	(1,960)
Net (loss) income	(22,873)	545	(152)	(22,480)
Net income attributable to noncontrolling interest	-	(545)	-	(545)
Net loss attributable to The Gymboree Corporation	$(22,873)	$-	$(152)	$(23,025)

	For the 13 Weeks Ended May 3, 2014
	Balance Before
	Consolidation of VIEs	VIEs*	Eliminations	As Reported
Net sales	$269,144	$5,404	$(2,538)	$272,010
Cost of goods sold, including buying and occupancy expenses	(162,438)	(1,302)	88	(163,652)
Gross profit	106,706	4,102	(2,450)	108,358
Selling, general and administrative expenses	(98,960)	(5,793)	2,463	(102,290)
Operating income (loss)	7,746	(1,691)	13	6,068
Other non operating expense	(20,591)	(104)	-	(20,695)
Loss before income taxes	(12,845)	(1,795)	13	(14,627)
Income tax (expense) benefit	(599)	223	-	(376)
Net loss	(13,444)	(1,572)	13	(15,003)
Net loss attributable to noncontrolling interest	-	1,572	-	1,572
Net loss attributable to The Gymboree Corporation	$(13,444)	$-	$13	$(13,431)

EXHIBIT E (continued)

THE GYMBOREE CORPORATION

CONDENSED CONSOLIDATING BALANCE SHEETS

(In thousands)

(Unaudited)

	May 2, 2015
	Balance Before
	Consolidation of VIEs	VIEs*	Eliminations	As Reported
Current assets	$269,733	$17,770	$(2,134)	$285,369
Non-current assets	916,096	5,095	-	921,191
Total assets	$1,185,829	$22,865	$(2,134)	$1,206,560

Current liabilities	$244,625	$11,840	$(1,805)	$254,660
Non-current liabilities	1,304,220	485	-	1,304,705
Total liabilities	$1,548,845	$12,325	$(1,805)	$1,559,365

Total stockholders' deficit	(363,016)	-	(329)	(363,345)
Noncontrolling interest	-	10,540	-	10,540
Total liabilities and stockholders' deficit	$1,185,829	$22,865	$(2,134)	$1,206,560

	January 31, 2015
	Balance Before
	Consolidation of VIEs	VIEs*	Eliminations	As Reported
Current assets	$243,682	$16,222	$(1,555)	$258,349
Non-current assets	924,367	5,227	-	929,594
Total assets	$1,168,049	$21,449	$(1,555)	$1,187,943

Current liabilities	$205,674	$11,088	$(1,373)	$215,389
Non-current liabilities	1,304,384	435	-	1,304,819
Total liabilities	$1,510,058	$11,523	$(1,373)	$1,520,208

Total stockholders' deficit	(342,009)	-	(182)	(342,191)
Noncontrolling interest	-	9,926	-	9,926
Total liabilities and stockholders' deficit	$1,168,049	$21,449	$(1,555)	$1,187,943

	May 3, 2014
	Balance Before
	Consolidation of VIEs	VIEs*	Eliminations	As Reported
Current assets	$238,320	$17,334	$(2,231)	$253,423
Non-current assets	1,557,828	4,470	-	1,562,298
Total assets	$1,796,148	$21,804	$(2,231)	$1,815,721

Current liabilities	$185,467	$8,131	$(2,090)	$191,508
Non-current liabilities	1,388,802	354	-	1,389,156
Total liabilities	$1,574,269	$8,485	$(2,090)	$1,580,664

Total stockholders' equity	221,879	-	(141)	221,738
Noncontrolling interest	-	13,319	-	13,319
Total liabilities and stockholders' equity	$1,796,148	$21,804	$(2,231)	$1,815,721

* The Variable Interest Entities ("VIEs") include the results of Gymboree (China) Commercial and Trading Co. Ltd. and Gymboree (Tianjin) Educational Information Consultation Co. Ltd. While the Company does not control these two entities, they have been determined to be variable interest entities and their results have been consolidated by the Company.